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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                               February 18, 1998


                        STATEFED FINANCIAL CORPORATION

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            (Exact name of Registrant as specified in its Charter)



     Delaware                         0-22790                42-1410788

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 (State or other                (Commission File No.  (IRS Identification No.)
jurisdiction of incorporation)



519 Sixth Avenue, Des Moines, Iowa                                 50309-2473

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(Address of principal executive offices)                           (Zip Code)



      Registrant's telephone number, including area code: (515) 282-0236

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                                      N/A

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         (Former name or former address, if changed since last report)

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Item 5.  Other Events

         On February 18, 1998, the Registrant issued the attached press release.

Items 7.  Financial Statements and Exhibits

         (a)   Exhibit

                1.  Press release, dated February 18, 1998

































                                      2.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        STATEFED FINANCIAL CORPORATION


Date:  February 27, 1998                  By:_________________________________
                                                John F. Golden
                                                Chief Executive Officer





























                                      3.

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                                   EXHIBIT I




















                                      4.
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For Immediate Release
Date: February 18, 1998
For Information Contact
         John F. Golden, President
         at (515)282-0236



                        STATEFED FINANCIAL CORPORATION
                      ANNOUNCES STOCK REPURCHASE PROGRAM


Des Moines, Iowa, February 18, 1998- StateFed Financial Corporation, announced its intention today to repurchase approximately 5% of its outstanding shares in the open market over the next twelve months. The shares will be purchased at prevailing market prices from time to time over a twelve month period depending upon market conditions.

John F. Golden, President of the Corporation, indicated that the Board of Directors approved the repurchase program in view of the current price level of the Corporation's common stock and the strong capital position of the corporation's subsidiary, State Federal Savings and Loan Association of Des Moines. Mr. Golden stated that "we believe that the repurchase of our shares represents an attractive investment opportunity which will benefit the corporation and our stockholders. The repurchased shares will become treasury shares and will be used for general corporate purposes, including the issuance of shares in connection with the exercise of stock options."

Over the past three months, the shares traded between $14.75 and $12.50. At December 31, 1997, the Corporation had $88,607,821 million in assets and stockholders' equity of $15,644,409. On such date, the Corporation had 1,559,596 shares outstanding.